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                                  EXHIBIT 99.1
                              UNITED BANCORP, INC.

FOR IMMEDIATE RELEASE                              CONTACT: Robert K. Chapman
January 10, 2008                                            United Bancorp, Inc.
                                                            734-214-3801

                   UNITED BANCORP, INC. DECLARES CASH DIVIDEND

TECUMSEH, MI - United Bancorp, Inc. (OTC: UBMI) announced that it has declared a quarterly cash dividend of $0.20 per share payable January 31, 2008.

Robert K. Chapman, President and Chief Executive Officer of United Bancorp, Inc. ("United") announced that the Board of Directors of United Bancorp, Inc. has declared a cash dividend of $0.20 per share payable January 31, 2008 to shareholders of record January 21, 2008. This dividend represents the same per-share amount as paid in the second, third and fourth quarters of 2007, after adjustment for the 100% stock dividend paid May 31, 2007.

In the first quarter of 2007, the Company's Board of Directors authorized the repurchase of up to 260,000 shares (adjusted for stock dividend) or approximately 5%, of the Company's common shares outstanding. During the fourth quarter of 2007, United purchased 48,674 shares under this program, bringing the total shares repurchased to 180,753 during 2007.

About United Bancorp, Inc.

United Bancorp, Inc. is an independent financial holding company that is the parent company for United Bank & Trust and United Bank & Trust - Washtenaw. The subsidiary banks operate seventeen banking offices in Lenawee, Washtenaw and Monroe counties, and United Bank & Trust maintains an active wealth management group that serves the Company's market area. For more information, visit the company's website at www.ubat.com.

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," "forecast," "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in economic conditions in the market area the Company conducts business which could materially impact credit quality trends, interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances;


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governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

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